Exhibit (C)(6)(D)

Confidential

Introductory presentation with status report for Board of Directors of

Pablo D’Agliano

Providence Capital is a member of Corporate Finance International (CFI), a Swiss Verein, International M&A Network. www.thecfigroup.com

June 2016

STRICTLY PRIVATE & CONFIDENTIAL

Appraiser and Advisory Team

The Appraiser (“Perito Independiente”) has extensive experience in business valuation and M&A in general, and is supported by a team of professionals with vast experience in a range of areas including financial valuation, the energy industry, financial modeling, accounting, auditing and tax issues.

Advisory Team

Project Manager and Appraiser: Mr. Pablo D’Agliano, MD of Corporate Finance

Jorge Ballerino Executive Director Corporate Finance Alfredo Ugarte Financial Modeling Energy Industry Francisco Serrano Due Diligence

Felipe Schmidt Vice President Corporate Finance Jaime Vela Financial Modeling Energy Industry Christian Eckholt Transaction Partner Valuation – M&A – Due Diligence

Tomas Olmedo Analyst, Financial Modeling Corporate Finance Patricio Vallejo Executive Director Corporate Finance Sergio Dussaillant Valuation – Financial Modeling Corporate Finance

Global network with over 200 investment bankers who provide support on specific issues

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Why Pablo D’Agliano and Providence Capital?

Industry expertise

Relevant experience and capabilities

Comprehensive experience of Appraiser’s advising team

Commitment to the Client and to the Project

Providence Capital and its team of advisors have extensive expertise in the energy industry, business valuation and investment banking in general, recently having participated in the following advising projects:

Advisor to a group of shareholders in the valuation and subsequent organization of the sale process of Empresa Electrica Pilmaiquen for a company value of USD 410 million.

Advisor to Astaldi Group in the valuation of aspects related to the energy business of Punilla Dam (which includes a 94MW hydroelectric plant project, and in the bidding consortium structuring search in the 40 -year Punilla BOT bidding process).

Advisor to a global renewable energy fund to map potential investment acquisition in Chile, followed by financial valuation and financing modeling for the acquisitions.

Advisory team has over 38 successful M&A transactions under its belt, totaling over US$10 billion, and its members have cumulative experience of over 70 years in local and international financial institutions.

Access to world-class methodologies and models, thanks to vast experience at multiple institutions.

The appraiser is working with the support of Providence Capital and a team of executives from Fidelitas, a company with experience in business valuation, due diligence and auditing in M&A transactions.

Providence Capital is a completely independent financial consulting firm with no commitments related to associated activities involving interests with the parties of the proposed merger.

The appraiser and Providence Capital and Fidelitas have long-standing reputations for working with integrity and high standards of quality, committed to long-term relationships with their clients.

This project for the Board of Directors of Enersis Américas is high priority for us.

We have made our chief appraisers fully available for the thorough completion of the work in a timely fashion.

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Working process for valuation

Understanding businesses to be appraised

Projection of companies’ performance

Valuation models and relative weighting

Valuation report

Key value drivers

Company strategy

Industry/segment: size, growth, profitability

Relative positioning of industry companies

Threats of new entrants

Threats of substitutes

Customer bargaining power

Supplier bargaining power

Rivalry between competitors

Key regulatory issues

Analysis of historical financial statements

Macroeconomic scenarios

Projection of key value drivers

Sensitivity analysis of alternative scenarios

Definition of methodology for calculation of terminal values

Estimation of growth rates for perpetuity formulas

Absolute models:

DCF

Relative models:

Comparable transactions

Market comparables

Valuation summary and conclusions

Description of businesses of companies valued and their industries

Description of risk factors

Description of valuation model and key assumptions

Financial projections

Description of relative values of each of the companies

Calculation of equity exchange ratios

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Valuation methodology

Since the 3 Companies have operations in different segments (Gx, Dx, Tx) and countries (Arg, Bra, Col, Per) with particular characteristics and different risk-return equations, we opted to value them using the sum -of-parts methodology, generally using DCF, with valuation by multiples as reference or partial weighting in the final value.

For DCF valuation, we used the financial projections provided by management, as well as estimates of terminal value and discount rates reflecting the risks associated with the projected flows calculated by Providence Capital for each of them.

We thus obtain the enterprise value of each business, from which net financial debt is deducted along with other case-by-case adjustments called

Equity Bridges by company management, to determine the equity value of each company.

Finally, we calculate the share of each of the 3 Companies in the equity of the companies valued, in order to calculate the relative value of each as the sum of its parts.

Valuation

Absolute Valuations

DCF (preferred method)

Cash flows to be discounted by company:

EBITDA (Earnings)

Tax calculated on EBIT

Capex

Consumption of Working Capital

= Free Cash Flow for the Company

Terminal values by company.

Growth rates of terminal value flows.

Discount rates by company (WACC).

Determination of Company Values

Deduction of Net Financial Debt and other adjustments, called “Equity Bridges” by management.

Determination of Equity Values

Relative

Valuations

Multiples

Market Comparables

Comparable Transactions

Selection of most appropriate comparables:

Generation

Transmission

Distribution

Selection of multiples to use:

Company Value / EBITDA (EV/EBITDA)

Company Value / MW (reviewed, but not used)

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Status

In the analysis and appraisal process, we used private confidential information provided by the Company through management and obtained from private databases to which Providence Capital has access.

The information provided by Company management through an IntraLinks virtual data room included:

Historical financial statements.

Financial projections for the period 2016–2020, including statements of financial position, consolidated statements of comprehensive income, expansion and maintenance investments, main working capital accounts, among others.

Main projected operational variables, including prices and quantities that make up principle income.

Financial statements as of March 2016 and May 2016 in Excel.

Net financial debt and other adjustment items (taxes, inter-company accounts receivable, etc.) as of May 31, 2016.

Presentations by country.

Presentation of tax matters.

Corporate structures.

Meetings held with management and question-and-answer sessions:

Javier Galán, CFO, Enersis Américas, Wednesday, June 14, 2016.

Mauricio Poblete, Planning & Control LatAm, Enersis Américas, June 15, 2016.

Paolo Pirri, Latin America Administration Manager, Enersis Américas, June 17, 2016.

Mauricio Poblete, Planning & Control LatAm, Enersis Américas, June 22, 2016.

Conference Call with each of the 4 countries: 30 min. with managers from each of the 4 countries: June 22, 2016.

More than 25 written questions have been submitted to the data room, while answers to questions from other advisers were reviewed.

Several calls were made with management to clear up questions.

Information obtained from other proprietary or public sources:

Statistical information, market prices, investment bank reports and market multiples obtained from own confidential sources such as Thomson Reuters and Bloomberg.

Websites of companies evaluated and rating companies.

General news obtained from the internet.

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ANNEX:

PROVIDENCE CAPITAL

(general credentials)

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We have an integrated Investment Banking approach

We can help our clients optimize their Capital Structure through a comprehensive approach with Debt and Equity experts, adding significant expertise from local and international banking institutions.

We guarantee independent advise to maximize our clients’ value:

DEBT: optimizing capital structure and selecting the best placing agents for each specific situation

EQUITY: finding the right buyer, partner or target, and, structuring and execution of a tailor made transaction

CAPITAL STRUCTURE

Debt

Equity (M&A)

Debt Financial Advisory Structuring Closing

Bank loans, leasebacks, bonds, structured financings and securitizations

Analysis &

Valuation

Deal

Structuring

Execution & Closing

Acquisitions, divestitures, mergers, JVs, partnerships, valuations

Financial modeling

Scenario sensitivity analysis

Business plans

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Providence Capital
CORPORATE FINANCE ADVISORY

Main credentials of Providence and its executives (from previous jobs)

Energy / Environmental

pilmaiquén / Statkraft	ASTALDI	CONFIDENTIAL	Essbio / Teachers' Pension Plan	MACHIELS	TODOLI
Sale of Pilmaiquén	Advised Astaldi on valuation of energy project and search of energy partners	Advising global Energy investment fund in mapping and negotiation of acquisitions in Chile	Acquisition of Hera Ecobio	Sale of Environmental operations in Chile (Hidronor and Copiulemu)	Valuation and review of M&A alternatives within the business services industry
USD 410,000,000			USD 23,000,000	Undisclosed	
Financial Adviser to Seller	Financial Adviser to Bidder	Financial Adviser to Buyer	Financial Adviser to Buyer	Financial Adviser to Seller	Financial Adviser to Shareholders
Chile 2015	Chile 2016	Chile, Ongoing	Chile 2011	Chile 2010	Argentina 2000
M&A / ECM	ENERGY	ENERGY	M&A	M&A	M&A

Healthcare

megalux / Essilor	MEGALUX / indo
Sale of controlling stake of Megalux to Essilor	Acquisition of Indo Chile
Undisclosed	Undisclosed
Financial Adviser to Seller	Financial Adviser to Buyer
Chile 2013	Chile 2012
M&A	M&A

Infrastructure

CURACAO International Airport / CHANGI Airport Singapore	Aeropuerto Internacional Jorge Chávez / CHANGI Airport Singapore	COSTANERA NORTE	National Grid / Williams / Silica Networks
Sale of Controlling Interest of Curacao International Airport	Sale of controlling Interest of Jorge Chavez International Airport (Lima)	Sale of Costanera Norte to Autostrade SpA and Sias SpA	Sale of Silica Networks to a group of investors led by the management
Undisclosed	Undisclosed	USD 277,100,000	Undisclosed
Financial Adviser to Sellers	Financial Adviser to Sellers	Financial Adviser to Seller	Financial Adviser to Sellers
Curacao 2009	Peru 2007	Chile 2006	Argentina / Chile 2002
M&A	M&A	M&A	M&A

Food & Beverage

Cooke Aquaculture / INVERMAR	Cooke Aquaculture / Acuinova	IANSA	SAB Miller / Compañía de Cervezas Nacionales C.A. / Cervecería Andina S.A.
Bid for the acquisition of Invermar, salmon farmer in Chile	Bid for the acquisition of Acuinova, salmon farmer in Chile	Sale of Iansa's Brazilian subsidiary Sófruta Industria Alimenticia	Merger of Compañía de Cervezas Nacionales and Cervecería Andina
[Lost against other bidder]	[Lost against other bidder]	Undisclosed	USD 888,125,000
Financial Adviser to potential buyer (Cooke)	Financial Adviser to potential buyer (Cooke)	Financial Adviser to Seller	Financial Adviser to SAB Miller
Chile 2015	Chile 2015	Brazil / Chile 2004	Ecuador 2007
M&A / ECM	M&A	M&A	ECM / M&A

Mining / Industrials

Norske Skog	CODELCO	FletcherBuilding
Sale of Norske Skog Bio Bio to BO Group (Newsprint)	Sale of 100% of Exploration Rights in Boa Esperança mining Property	Sale of Fletcher Building's cement assets in Bolivia
USD 56,000,000	USD 81,110,000	Undisclosed
Financial Adviser to Seller	Financial Adviser to Seller	Financial Adviser to Seller
Chile 2012	Chile 2007	Bolivia 2002
M&A	M&A	M&A

Retail

Groupe Casino / Almacenes Exito S.A.	salcobrand Farmacias	OK Market
Acquisition of 21.9% stake in Almacenes Exito	Sale of Salcobrand to Empresas Juan Yarur	Sale of OK Market within Salcobrand's portfolio to Empresas Juan Yarur
USD 318,000,000	USD 178,030,300	Undisclosed
Financial Adviser to Buyer	Financial Adviser to Controlling Shareholders	Financial Adviser to Controlling Shareholders
Colombia 2007	Chile 2007	Chile 2007
ECM / M&A	M&A	M&A

Financial Institutions

salcobrand	LA CAJA
Sale of consumer credit business with +250,000 active credit cards, within Salcobrand's portfolio, to Empresas Juan Yarur	Sale of a 30% of Caja de Ahorro owned by the government of Argentina
	USD 50,000,000
Financial Adviser to Seller	Financial Adviser to the Government of Argentina
Chile 2007	Argentina 2001
M&A	M&A

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Valuation credentials

Different valuation services provided by our advisory team in different industries (personal and company experience)

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Broad global network…

Providence Capital is the Chilean member of CFI, global network of advisory firms headquartered in Switzerland

Strong capabilities of CFI’s 200+ professionals globally to contact a global base of potential investors (financial and strategic) CFI ranked 38 and 37 worldwide in the worldwide mid-market ranking of Thomson Reuters 2014 and 2013, respectively

CFI

CFI Canada

CFI Netherlands

CFI CFI USA

+200 advisors worldwide +23 countries

Colombia

Peru

CFI Brazil

CFI Chile

CFI Group

Country with CFI Group office

Country covered by Providence Capital

thecfigroup.com

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Providence Capital : #7 in Chile – Long-term advisory partner

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Advisory team members

Advisory Team Members

Pablo D’Agliano (Managing Director)

20+ years of investment banking experience specialized in M&A and ECM, including 14 years in Chile

Headed ABN AMRO, RBS and DNB Corporate Finance teams in Chile and Peru

Executed 38 M&A and ECM transactions for a total value in excess of US$ 10 billion

Broad experience in local and cross border transactions advising local and international clients, in a wide range of industries including Infrastructure, Food & Beverage, Retail, Energy, Mining, TMT and Financial Institutions

Holds a degree in Economics and an MBA from Universidad de Chile and Tulane University

Languages: Spanish, English, Portuguese (mid level), Italian (basic)

Jorge Ballerino (Executive Director)

22+ years of Corporate Banking experience specialized in DCM and M&A, including 2 years in the United States.

Senior Banker in CorpBanca, RBS, ABN AMRO and BankBoston. Investment Banker in BCI Asesoría Financiera

Broad experience in local and cross border transactions such as Project Finance, Syndicated Loans, Club Deals and Bilateral loans, in a wide range of industries including Mining, Energy & Utilities, Forestry, Air Transportation, Ports, Telecom and Industrials, among others

Holds a degree in Economics from Universidad Finis Terrae

Languages: Spanish, English

Patricio Vallejo (Executive Director)

22+ years of Corporate and Investment Banking experience within local and international institutions

Business Manager for the Financial Advisory of CorpBanca

vice-president of the DCM team for RBS and ABN AMRO

More than US$ 6.0 billion successfully structured and placed/syndicated in both in local and international markets

Team leader for several deals with both international and local awards

Experience in financial debt structuring via project finance structure, international and local syndicated loans, holding structures, infrastructure bonds, ABS bonds and corporate bonds

Holds an MBA from the Pontificia Universidad Católica de Chile with and exchange in the University of Chicago Business School

Languages: Spanish, English

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Advisory team members

Advisory Team Members

Felipe Schmidt (Vice President)

13+ years experience

Worked for RBS—Royal Bank of Scotland, ABN AMRO Bank and Rothschild Bank’s investment banking division, Bank Boston corporate banking division, and was involved in business development in the mining and energy industries in cross -border projects

Experienced project manager, investment banker and financial analyst

Broad experience in local and cross border transactions advising local and international clients, in a wide range of industri es including Infrastructure, Food & Beverage, Retail, Mining, TMT and Financial Institutions

Holds a degree in Business (Ingeniería Comercial) and a Master’s Degree in Finance from Universidad Adolfo Ibańez (Chile)

Languages: Spanish, English

Alfredo Ugarte (Independent technical advisor)

10 years of banking and finance experience, specialized in asset valuations, corporate finance and risk analysis

Headed HSBC’s corporate credit risk department in Chile,

Worked in CorpBanca as equity research analyst and senior equity trader in the institutional desk

Experienced in a broad range of industries including Energy, Infrastructure, Retail, Financial Institutions, Food & Beverage and Agribusiness

Holds a degree in Business Administration and a Master’s Degree in Finance, both from Universidad Adolfo Ibańez

Languages: Spanish, English, French

Tomas Olmedo (Analyst)

1+ years experience in investment banking

Holds a degree in Business Administration from Universidad Nacional de Río Cuarto (Argentina)

Languages: Spanish, English

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Providence Capital
CORPORATE FINANCE ADVISORY

Advisory Team

Advisory team members

Jaime Vela ***(Valuation and Energy Market Advisor)***

- 25+ years of business experience in the energy and financial advisory and structuring industries.
- Mr. Vela was VP of Business Development of Endesa Chile between 1992 and 1999. He was then MD of SW Consulting and MD of Ecus Capital.
- Mr. Vela holds an MBA from Harvard Business School.

Christian Eckholt Capurro ***(Transaction Partner)***

- 24+ years experience in the financial sector and investment banking-related businesses, principally in debt and equity issuance, loan syndication, project financing, mergers and acquisitions.
- As a founding partner of Fidelitas, his work has been focused in the Transactions area, including coordination of over 60 due diligence processes and management of due diligence teams with financial, accounting, tax and legal specialists. He has also participated in valuations as well as company acquisition processes. He was previously Senior Manager at Ernst & Young Corporate Finance in Chile, a position he held for seven years.
- Holder of a Bachelor's Degree in Commercial Engineering from Universidad de Chile and an IFRS UDD Certificate

Sergio Dussaillant ***(Financial Modelling and Valuation Manager)***

- 24+ years of experience providing professional services to companies from various industrial sectors, specializing in economic and financial valuation, having executed a large number of financial valuation and financing models for companies and other financial assets
- Sergio was previously Head of Investor Relations at Madeco, Manager of Planning and Business at Quintec, and partner at Invector Asesoría Financiera
- He holds a Bachelor's Degree in Civil Engineering from Pontificia Universidad Católica de Chile and a Finance Diploma from the University of California- Berkeley

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Advisory Team

Team Members

Juan Francisco Serrano Gildemeister (Managing Partner)

30+ years experience primarily in the financial areas

Founding Partner of Fidelitas

As a partner at Fidelitas, he has lead Valuation and Due Diligence teams in over 55 projects and Audits, as well as Corporate Governance Consulting. He has also worked in large enterprise financing, financial restructuring, investment projects and foreign currency transactions. He has held various management positions, such as in corporate management at Banco Bice, manager of the Retail Banking and Mortgage Division at Banco Bice, Director at Bice Dreyfus Administradora de Fondos Mutuos, and President of Profin S.A., as well as Commercial Manager at Isapre Banmédica

He has also served as director at mutual fund management and industrial companies

He holds a Bachelor’s Degree in Commercial Engineering with a minor in Administration from Universidad de Chile and an IFRS UDD Certificate

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Providence Capital
CORPORATE FINANCE ADVISORY

Case study 1: Exclusive advisor in the sale of Pilmaiquén

Contacted Potential Investors & Key Milestones

Sale of Pilmaiquén to Statkraft

pilmaiquén Statkraft



Enterprise Value ≈ USD 410 million

Exclusive financial advisor to Sellers

Providence Capital
CORPORATE FINANCE ADVISORY

Chile 2015

ENERGY

- **Providence Capital was the exclusive financial advisor to the selling shareholders**
- On 23 April 2015, Statkraft acquired 98.2% of Pilmaiquén's shares through a tender offer
- The equity value of the company was US$245 million. Considering that Pilmaiquén's net financial debt as of December 31, 2014 was approx. US$ 165 million, the **implied Enterprise Value was US$ 410 million**
- Pilmaiquén owns and operates the Rucatayo hydropower plant (52.5 MW or 309 GWh per year)
- The company also holds water rights for three other hydropower projects in the Osorno river basin, (54.3 MW / 343 GWh per year) and Los Lagos (50.8 MW / 310 GWh per year) being two of them.
- During 2014 the company reached sales and EBITDA of US$34.1m and US$24.1m, respectively
- Implied **EV/EBITDA (2014)** transaction multiple of **16.8x**, impacted by strong growth pipeline based on the portfolio of ready-to-build projects

Providence Capital's Role

- Providence Capital provided a comprehensive service, including:
  1. Process management
  2. Due diligence
  3. Negotiation
  4. Contact with investors, partners, targets, etc.
  5. Contact with lawyers, consultants, accountants
  6. Transaction structuring
  7. Valuation model

Contacted Potential Investors & Key Milestones

- **45** Investors contacted
- **19** Confidentiality Agreements signed
- **19** Information Memorandums distributed
- **10** Non-Binding Offers

Closing with… Statkraft

Implied Transaction Multiples

Multiple	Ratio
EV / EBITDA	16,8x
EV / Sales	13,2x
EV / MW (US$ mln)	7,2
EV/ GWh (US$ mln)	1,5
Price / Earnings	71,1x

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Case study 2: Embalse Punilla

Advised Astaldi on valuation of energy project and search of energy partners

Financial Adviser to Bidder

Chile 2016

ENERGY

Highlights

Providence Capital assisted Astaldi Concessioni in their process of evaluating the Embalse Punilla project and structured and managed a coordinated process to search for the right energy partner to team up for the joint development of the 94MW hydro power plant within the dam

Before initiating the dialogue with potential equity partners, Providence Capital performed a detailed financial model including key bidding terms and value drivers of the energy business; and thereafter it drafted all marketing documentation to support the negotiations

Providence Capital contacted over 60 potential equity partners for the energy project, including a long list of world class infrastructure and energy investment funds

Astaldi, assisted by Providence Capital, negotiated with 3 potential partners over 6 months, and it finally decided to bid on its own in order to maximize value. Astaldi will reinitiate dialogue with potential investors at a more advanced stage, when project uncertainties are diminished

During this assignment in 2015-2016, Providence Capital interacted with a large base of local and international investors pursuing investments in the energy sector in Chile and worldwide

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Case study 3: Exclusive advisor of a global energy investment fund for acquisitions in Chile

CONFIDENTIAL

Advising global

Energy investment fund in mapping and negotiation of acquisitions in Chile

Financial Adviser to Buyer

Chile, Ongoing

ENERGY

Highlights

Providence Capital is advising to a global investment fund interested in investing or co-investing in renewable energy projects in Chile with less than 20MW of installed capacity

Providence Capital has elaborated a mapping report of renewables in Chile. The process included:

Creation of a large data base with energy projects in Chile

Find energy projects that meet clients requests, in terms of size, location, type of generation and weather they have PPA or commercialize the energy in spot market

Held meetings with key executives within relevant non-conventional renewable energy players in Chile

Contact global investment funds which own renewable energy assets in Chile

Presentation of the mapping report to board members of the fund

Based on Providence Capital report, the fund has entered into exclusive acquisition negotiation with one of the preferred earmarked targets.

Providence Capital is currently developing the full financial model including Valuation and Project Financing outputs for the client; and it is also advising in the structuring of the Project Financing with local and international financial institutions

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Executive’s Debt credentials in the Energy & Mining industries

Energy & Mining

Project Finance and Project Finance Project Finance to acquire

Project Finance Linea IVA San Pedro Energías Rio Alto 49,9% of Guacolda

Laberinto Project III SpA Energias de Abatao S.A.

Full Underwriter, Agent Full Underwriter, Agent Full Underwriter, Hedge

Underwritter and Provider, Financial Advisor

Agent Bank Bank, Guarantee Agent and Bank and Hedger Provider

Hedge Provider USD 350,000,000

USD 174,000,000 USD 100,000,000

USD 72,000,000 2014

2015 2015

2015

Debt Debt Debt Debt

Project Finance Project Finance

Antucoya mine Project Finance and Project Finance San

Structure Co-Agent and Refinancing Pedro Wind Park

Mandate Lead Arranger and Managing Agent

Agent Bank of Local

Guarantees USD 1,217,000,000

USD 340,000,000 USD 63,000,000

USD 2,100,000,000

2013 2012 2012

2013

Debt Debt Debt Debt

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Executive’s Debt credentials in the Energy & Mining industries (cont’d)

Energy & Mining

Project Finance Cleanairtech Sudamérica S.A.

Senior Lender Senior lender

Syndicated Credit Co-Structurer VAT Line

USD 315.000.000 Project Finance Project Finance

USD 200.000.000 USD 123.000.000 USD 20.000.000

2012

2014 2012 2012

Debt Debt Debt Debt

Hidroeléctrica Río Picoiquén

Grupo Arrigoni VIELSA

Corporate Bond Senior Lender Structured Bilateral

ect Finance Syndicated Credit Credit

.200.000.000 UF 2.000.000 USD 300.000.000 UF 430.000

2012 2011 2011

2012

Debt Debt Debt Debt

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Services

Type of Transactions

M&A & Capital Raising

Buy-side advisory

Sell-side advisory

Leveraged / Management buy-outs

General acquisition survey assignment

Private equity fund raisings

Private debt raising & restructuring

Valuation & Financial Restructuring

Fairness opinions

Valuation assignments

Corporate restructurings and/or recapitalizations

Services

Transaction coordination

Mapping buyers, investors, partners, targets

Contact & exchange of information

Market intelligence

Transaction structuring & strategy

Valuation & pricing

DCF

Trading & transaction multiples

Other

Drafting of marketing documentation:

Teaser

Information memorandum

Presentations

Business Plans

Deal tactics & negotiations

Memorandums of understanding (MOU)

Shareholders agreements

Share purchase agreements

Due diligence coordination & documentation

Local market & regulatory advice

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Services

Type of Transactions

Debt Advisory

Structured financing

Project Financing

Private debt and bonds

Acquisition financing

Holding Financing

Other debt instruments

Debt restructuring

Market study

Market sounding

Negotiation

Services

Transaction co-ordination

Mapping local and international financial institutions

Contact & exchange of information

Market intelligence

Extensive local and international FI network

Elaborate optimal financial structures

Elaborate and coordinate implementation strategy

Documentation

Terms and Conditions

Optimal guarantee package

Derivatives

Information memorandum

Presentations

Financial Structures

Modeling

Cash Flow analysis

Negotiation:

Lead negotiation process with Banks and other financial institutions

Due diligence coordination & documentation

Local market & regulatory advice

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Disclaimer

This presentation is strictly confidential and prepared exclusively for the benefit and internal use of our client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) and not for distribution or publication. The information may not be reproduced wit hout the consent of PROVIDENCE

CAPITAL.

The information in this presentation is based upon any management forecasts supplied to us by the Company and publicly available information. We have relied upon and assumed, without independent verification, the accuracy and completeness of all information available. PROVIDENCE CAPITAL opinions and estimates constitute PROVIDENCE CAPITAL’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. Statements in the presentation reflect prevailing conditions and PROVIDENCE CAPITAL’s opinion at the date the presentation was prepared, all of which are accordingly subject to change. PROVIDENCE CAPITAL does not warrant that the information in the presentation is exact, correct or complete. The presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, oral briefing provided by PROVIDENCE CAPITAL.

Our analyses are not and do not purport to be appraisals of the assets, shares, or business of the Company or any other entity. PROVIDENCE CAPITAL makes no representation as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possib le transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

This presentation is not an offer or a recommendation to purchase or sell financial instruments or assets, and does not constitute a commitment by PROVIDENCE CAPITAL to underwrite, subscribe for or place any securities or to extend or arrange credit to or to provide any other services. PROVIDENCE CAPITAL does not accept any responsibility for direct or indirect losses that are due to the interpretation, and/or use, of this presentation.

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